Exhibit 4.1(f)

Execution Version

SUPPLEMENT

SUPPLEMENT (this “Supplement”), dated as of March 29 2013, to (i) the First-Lien Guarantee and Collateral Agreement, dated as of March 29, 2007 and amended as of February 28, 2013 (as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “First-Lien Guarantee and Collateral Agreement”), among Broadcast Media Partners Holdings, Inc., a Delaware corporation (“Holdings”), Umbrella Acquisition, Inc., a Delaware corporation (“Merger Sub”) to be merged with and into Univision Communications Inc. (the “US Borrower”), Univision Of Puerto Rico Inc., a Delaware corporation (“Subsidiary Borrower” and together with the US Borrower, the “Borrowers” and each, a “Borrower”), each subsidiary of the Borrowers from time to time party thereto (each such subsidiary individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, the Borrowers and Holdings are referred to collectively herein as the “Grantors”) and Deutsche Bank AG New York Branch, as first-lien collateral agent (in such capacity, the “First-Lien Collateral Agent”) for the Secured Parties (as defined therein), (ii) the Intercompany Subordination Agreement, dated as of March 29, 2007 (as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Intercompany Subordination Agreement”), among Holdings, the US Borrower, the Subsidiary Borrower, the other subsidiaries of the US Borrower party thereto and the First-Lien Collateral Agent, (iii) the Intercreditor Agreement, dated as of March 29, 2007 and amended as of February 28, 2013 (as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Original Intercreditor Agreement”), among Holdings, Merger Sub, the Borrowers, certain other Grantors (as defined therein) and Deutsche Bank, AG New York Branch, in its capacity as First-Lien Collateral Agent and second-lien collateral agent and (iv) the First-Lien Intercreditor Agreement, dated as of July 9, 2009 (as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “First-Lien Intercreditor Agreement”), among the US Borrower, the Subsidiary Borrower, the other Grantors (as defined therein) from time to time party thereto, the First-Lien Collateral Agent, in its capacity as Authorized Representative for the Credit Agreement Secured Parties (as each such term is defined therein), Wilmington Trust, National Association, as successor by merger to Wilmington Trust FSB, as Authorized Representative for the Initial Additional First-Lien Secured Parties (as defined therein) and each additional Authorized Representative from time to time party thereto for the other Additional First-Lien Secured Parties of the Series (as each such term is defined therein) with respect to which it is acting in such capacity.

A. Reference is made to the Credit Agreement, dated as of March 29, 2007 as amended as of June 19, 2009, and as amended and restated as of October 26, 2010, as amended as of August 21, 2012 and as further amended as of February 28, 2013 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the lenders from time to time party thereto (the “Lenders”), and Deutsche Bank AG New York Branch, as administrative agent for the Lenders, and the other agents party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement, the First-Lien Guarantee and Collateral Agreement, the Intercompany Subordination Agreement, the Original Intercreditor Agreement or the First-Lien Intercreditor Agreement as applicable.

C. The Grantors have entered into each of the First-Lien Guarantee and Collateral Agreement, the Intercompany Subordination Agreement, the Original Intercreditor Agreement and the First-Lien Intercreditor Agreement in order to induce the First-Lien Lenders to make First Lien Loans and the Issuing Banks to issue Letters of Credit.

D. Section 7.16 of the First-Lien Guarantee and Collateral Agreement and Section 5.09 of the Credit Agreement provide that additional Restricted Subsidiaries of the Borrowers shall become Subsidiary Guarantors and Grantors under the First-Lien Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.

E. Section 8 of the Intercompany Subordination Agreement provides that additional Restricted Subsidiaries of the US Borrower shall become Parties (as defined therein) to the Intercompany Subordination Agreement by execution and delivery of a counterpart or joinder agreement in form and substance reasonably satisfactory to the First-Lien Collateral Agent.

F. Section 8.18 of the Original Intercreditor Agreement provides that additional Subsidiaries of the US Borrower which become Subsidiary Guarantors (as defined in the Original Intercreditor Agreement) after the date thereof shall become Grantors under the Original Intercreditor Agreement by execution and delivery of a counterpart or an assumption agreement in form and substance reasonably satisfactory to the First-Lien Collateral Agent.

G. Section 5.16 of the First-Lien Intercreditor Agreement provides that additional Subsidiaries of the US Borrower shall become Grantors under the First-Lien Intercreditor Agreement by execution and delivery of a supplement or joinder agreement in form and substance reasonably satisfactory to the First-Lien Collateral Agent.

H. The undersigned subsidiaries of the US Borrower (each, a “New Subsidiary”; and, collectively, the “New Subsidiaries”) are each executing this Supplement in accordance with the requirements of the Credit Agreement to become Subsidiary Guarantors and Grantors under the First Lien Guarantee and Collateral Agreement, Parties to the Intercompany Subordination Agreement, Grantors under the Original Intercreditor Agreement and Grantors under the First-Lien Intercreditor Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit as consideration for Loans previously made and Letters of Credit previously issued, and to induce the Hedge Creditors to enter into and/or maintain Hedging Obligations with one or more Loan Parties.

Accordingly, the First-Lien Collateral Agent and each New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement and Section 5.09 of the Credit Agreement, each New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the First-Lien Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and such New Subsidiary hereby (a) agrees to all the terms and provisions of the First-Lien Guarantee and Collateral Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof (for this purpose, as though references therein to the Closing Date were to the date hereof). In furtherance of the foregoing, each New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the First-Lien Guarantee and Collateral Agreement), does hereby create and grant to the First-Lien Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, their successors and permitted assigns, a security interest in and lien on all of such New Subsidiary’s right, title and interest in, to and under the Collateral (as defined in the First-Lien Guarantee and Collateral Agreement) of such New Subsidiary. Each reference to a “Grantor” or a “Subsidiary Guarantor” in the First-Lien Guarantee and Collateral Agreement shall be deemed to include such New Subsidiary. The First-Lien Guarantee and Collateral Agreement is hereby incorporated herein as if specifically set forth herein, mutatis mutandis.

SECTION 2. In accordance with Section 8 of the Intercompany Subordination Agreement, each New Subsidiary by its signature below becomes a Party to the Intercompany Subordination Agreement with the same force and effect as if originally named therein as a Party and such New Subsidiary hereby agrees to all the terms and provisions of, the Intercompany Subordination Agreement applicable to it as a Party thereunder. Each reference to a “Party” in the Intercompany Subordination Agreement shall be deemed to include such New Subsidiary. The Intercompany Subordination Agreement is hereby incorporated herein as if specifically set forth herein, mutatis mutandis.

SECTION 3. In accordance with Section 8.18 of the Original Intercreditor Agreement, each New Subsidiary by its signature below becomes a Grantor under the Original Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor and such New Subsidiary hereby (a) agrees to all terms and provisions of the Original Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Original Intercreditor Agreement shall be deemed to include such New Subsidiary. The Original Intercreditor Agreement is hereby incorporated herein as if specifically set forth herein, mutatis mutandis.

SECTION 4. In accordance with Section 5.16 of the First-Lien Intercreditor Agreement, each New Subsidiary by its signature below becomes a Grantor under the First-Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor and such New Subsidiary hereby (a) agrees to all terms and provisions of the First-Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First-Lien Intercreditor Agreement shall be deemed to include such New Subsidiary. The First-Lien Intercreditor Agreement is hereby incorporated herein as if specifically set forth herein, mutatis mutandis.

SECTION 5. Each New Subsidiary represents and warrants to the First-Lien Collateral Agent and the other Secured Parties that this Supplement (when delivered) has been duly executed and delivered by each New Subsidiary. This Supplement constitutes a legal, valid and binding obligation of each New Subsidiary enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles.

SECTION 6. This Supplement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute one instrument. This Supplement shall become effective when the First-Lien Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of each New Subsidiary and the First-Lien Collateral Agent, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic transmission (including “.pdf” or “.tif” format via email) shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 7. Each New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Equity Interests and Pledged Debt Securities now owned by such New Subsidiary and (ii) any and all Intellectual Property now owned by such New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of such New Subsidiary and its jurisdiction of organization.

SECTION 8. Except as expressly supplemented hereby, each of the First-Lien Guarantee and Collateral Agreement, the Intercompany Subordination Agreement, the Original Intercreditor Agreement and the First-Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 9. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

SECTION 10. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the First-Lien Guarantee and Collateral Agreement, the Intercompany Subordination Agreement, the Original Intercreditor Agreement and the First-Lien Intercreditor Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 11. All communications and notices hereunder shall (except as otherwise expressly permitted by the each of the First-Lien Guarantee and Collateral Agreement, the Intercompany Subordination Agreement, the Original Intercreditor Agreement and the First-Lien Intercreditor Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to each New Subsidiary shall be given to it in care of the Borrowers as provided in Section 9.01 of the Credit Agreement.

SECTION 12. Each New Subsidiary agrees to reimburse the First-Lien Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the First-Lien Collateral Agent, in each case, in accordance with and to the extent required by Section 9.05(a) of the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the New Subsidiaries and the First-Lien Collateral Agent have duly executed this Supplement as of the date first above written.

NEW UNIVISION DEPORTES, LLC

by	/s/ Peter H. Lori
	Name:	Peter H. Lori
	Title:	Executive Vice President, and Chief Accounting Officer
Jurisdiction of Formation: Delaware

NEW UNIVISION ENTERPRISES, LLC

By	/s/ Peter H. Lori
	Name:	Peter H. Lori
	Title:	Executive Vice President, and Chief Accounting Officer
Jurisdiction of Formation: Delaware

UNIVISION 24/7, LLC

by	/s/ Peter H. Lori
	Name:	Peter H. Lori
	Title:	Executive Vice President, and Chief Accounting Officer
Jurisdiction of Formation: Delaware

UNIVISION TLNOVELAS, LLC

by	/s/ Peter H. Lori
	Name:	Peter H. Lori
	Title:	Executive Vice President, and Chief Accounting Officer
Jurisdiction of Formation: Delaware

SIGNATURE PAGE TO SUPPLEMENT TO GUARANTEE AND COLLATERAL AGREEMENT

DEUTSCHE BANK AG NEW YORK
BRANCH, as First-Lien Collateral Agent,

by	/s/ Anca Trafan
Name: Anca Trafan
Title: Managing Director

by	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: President

SIGNATURE PAGE TO SUPPLEMENT TO GUARANTEE AND COLLATERAL AGREEMENT

SCHEDULE I

Collateral of New Subsidiaries

EQUITY INTERESTS

None.

PLEDGED DEBT SECURITIES

None.

INTELLECTUAL PROPERTY

None.